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                                                                    EXHIBIT 21.1
                                                                       9/15/99



                                NETEGRITY, INC.

                        (The following are wholly owned
                        subsidiaries of Netegrity, Inc.)




                                      STATE OR
                                   JURISDICTION OF
NAME                                INCORPORATION
----                               ---------------

Netegrity Europe SLR                    France